UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2008

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 26, 2008, Monotype Imaging Holdings Inc. (the “Company”) filed a Form 8-K furnishing its press release that announced the Company’s financial results for the fourth quarter and year ended December 31, 2007, and incorporating it therein by reference.

This Amendment No. 1 on Form 8-K/A is being filed to correct certain lines of the Condensed Consolidated Balance Sheet at December 31, 2007. Subsequent to the Company’s announcement of its financial results for the quarter and year ended December 31, 2007, during the preparation of its Form 10-K filing, the Company determined that goodwill was not adjusted to reflect a foreign currency translation adjustment. The Company has adjusted its goodwill balance to reflect the cumulative translation adjustment and recognize the related tax effect. The resulting correction increases goodwill by $619 thousand, increases accumulated other comprehensive income by $371 thousand, and increases long-term deferred tax liability by $248 thousand. This correction did not affect the Company’s consolidated statement of operations as reported in the Company’s Form 8-K originally filed on February 26, 2008. A schedule showing the Company’s Condensed Consolidated Balance Sheet at December 31, 2007 as originally reported, as corrected and the relating difference is included as Exhibit 99.1. The Company’s Form 10-K will reflect this correction.

The information on this Form 8-K/A (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Corrected Condensed Consolidated Balance Sheet at December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

March 27, 2008	By:	/s/ Jacqueline D. Arthur
Jacqueline D. Arthur
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Corrected Condensed Consolidated Balance Sheet at December 31, 2007.